Exhibit 99.1

Cancer Genetics Signs Agreement with MultiPlan

RUTHERFORD, NJ, May 21, 2013 /Business Wire/ — Cancer Genetics, Inc. (OTCQB: CGIX) (“CGI” or the “Company”), a leader in oncology-focused personalized medicine, has entered into an agreement with MultiPlan, Inc. (“MultiPlan”), the industry’s most comprehensive provider of healthcare cost management solutions.

As a participating provider in the PHCS and MultiPlan networks, CGI will be able to offer providers with its cutting-edge proprietary tests and testing services in hematological and urogenital cancers. MultiPlan contracts with 900,000 healthcare providers across the United States, and has an estimated 57 million consumers accessing MultiPlan network products.

Dr. Anthony Sposato, MultiPlan Vice President & Corporate Medical Director, stated, “The inclusion of CGI’s oncology-focused testing services and proprietary tests are a welcome addition to our provider networks, allowing for efficient incorporation of genomic information in patient care.”

“This is a tremendous opportunity for us and further validates our position in cancer diagnostics,” stated Panna Sharma, president and CEO of CGI. “We expect the MultiPlan agreement to increase access to our oncology-focused services for patients and clinicians while providing the potential to streamline reimbursements.”

About Cancer Genetics

Cancer Genetics, Inc. (CGI) is an emerging leader in DNA-based cancer diagnostics and services some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers.

We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals as well as biopharma and biotech. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State.

CGI has established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

About MultiPlan

MultiPlan, Inc. is the industry’s most comprehensive provider of healthcare cost management solutions. The company provides a single gateway to a host of primary, complementary and out-of-network strategies for managing the financial risks associated with healthcare claims. Clients include insurers/health plans, third-party administrators, self-funded employers, HMOs and other entities that pay medical bills in the commercial healthcare, government, workers compensation and auto markets. MultiPlan is owned by BC Partners, a leading international private equity firm, and SilverLake, the world’s largest private investor in technology. For more information, visit www.MultiPlan.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended March 31, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact:

Investor Relations

RedChip Companies, Inc.

Jon Cunningham, 800-733-2447, ext. 107

jon@redchip.com

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